UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange
NYSE Chicago
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 17, 2023, the Company entered into a $3.5 billion five-year revolving credit facility (the “2023 Facility”) with JPMorgan Chase Bank, N.A., as agent, Citibank, N.A., as syndication agent, and the lenders named therein. The 2023 Facility expires in February, 2028 and replaces a similar $3.5 billion five-year revolving credit facility dated May  23, 2018 among the Company, JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto, which was terminated on February 17, 2023. There are no outstanding loans or letters of credit under the 2023 Facility. The Company has not incurred any borrowings under this or prior similar facilities, and has no current intention to do so. The 2023 Facility supports general corporate purposes, including commercial paper borrowings.

The 2023 Facility is unsecured and may be accessed under various interest rate alternatives, at the Company’s option. The Company may from time to time designate any of its eligible subsidiaries as subsidiary borrowers under the 2023 Facility. The Company has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under the 2023 Facility. Loans and letters of credit may be denominated in U.S. dollars or certain other currencies. The Company must pay facility fees on the aggregate amounts available under the 2023 Facility, as specified in the credit agreement. The 2023 Facility contains customary representations, warranties, covenants and events of default.

In the ordinary course of their respective businesses, the lenders and their respective affiliates engage in, and may in the future engage in, commercial banking and/or investment banking transactions and/or advisory services with the Company and its affiliates.

The foregoing summary of the 2023 Facility is not complete and is qualified in its entirety by reference to the actual credit agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibits
10.1	Credit Agreement dated as of February 17, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2023	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary